Exhibit 3.1

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
NORTHSTAR ASSET MANAGEMENT GROUP INC.
NorthStar Asset Management Group Inc., a Delaware corporation, hereby certifies as follows:
FIRST. The name of the corporation is NorthStar Asset Management Group Inc. The date of filing of its original certificate of incorporation with the Secretary of State of the State of Delaware was December 10, 2013, and the name under which it was originally incorporated was NorthStar Asset Management Corp.
SECOND. This amended and restated certificate of incorporation (“Certificate of Incorporation”) amends, restates and integrates the provisions of the certificate of incorporation of said corporation, and has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware by the favorable vote of the holders of a majority of the outstanding stock entitled to vote thereon.

THIRD. The text of the certificate of incorporation is amended and restated to read herein as set forth in full:
ARTICLE ONE

Name.

The name of the Corporation is NORTHSTAR ASSET MANAGEMENT GROUP INC.

ARTICLE TWO

Registered Office and Registered Agent.

The address of the Corporation’s registered office in the State of Delaware is c/o Corporation Service Company, 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

ARTICLE THREE

Corporate Purposes and Powers.

The nature of the business or purpose to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as amended (the “DGCL”).

ARTICLE FOUR

Capital Stock.

The total number of shares of all classes of stock which the Corporation shall have authority to issue is 1,600,000,000, consisting of 1,000,000,000 shares of a class designated as common stock, par value $0.01 per share (the “Common Stock”), 500,000,000 shares of a class designated as performance common stock, par value $0.01 per share (the “Performance Common Stock” and together with the Common Stock, the “Common Shares”), and 100,000,000 shares of a class designated as preferred stock, par value of $0.01 per share (“Preferred Stock”).
Common Shares. The powers, designations, preferences, and relative participating, optional or other special rights and the qualifications, limitations and restrictions of the Common Stock and Performance Common Stock are fixed as follows:the Common Shares shall be subject to the express terms of the Preferred Stock and any series thereof. All Preferred Stock shall rank senior to the Common Shares in respect of the right to receive dividends and the right to receive payments out of the assets of the Corporation upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation;
(a)    except as may be provided in this Certificate of Incorporation or in a Preferred Stock designation or by applicable law, the holders of Common Stock shall be entitled to one vote for each share upon all questions presented to the stockholders, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of Preferred Stock and Performance Common Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote. The holders of Common Stock shall at all times, except as otherwise provided in this Certificate of Incorporation or as required by applicable law, vote as one class, together with the holders of any other class or series of stock of the Corporation accorded such general voting rights;
(b)    the holders of Performance Common Stock shall have no voting rights other than such rights as may be required by the first sentence of Section 242(b)(2) of the DGCL or any similar provision hereafter enacted; provided that an amendment of this Certificate of Incorporation to increase or decrease the number of authorized shares of Performance Common Stock (but not below the number of shares thereof then outstanding) may be adopted by resolution adopted by the Board of Directors of the Corporation (the “Board of Directors”) and approved by the affirmative vote of the holders of a majority of the voting power of all outstanding shares of Common Stock of the Corporation and all other outstanding shares of stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL or any similar provision hereafter enacted, with such outstanding shares of Common Stock and other stock considered for this purpose as a single class, and no vote of the holders of any shares of Performance Common Stock, voting separately as a class, shall be required therefor;
(c)    the Board of Directors may cause dividends to be paid to the holders of shares of Common Stock out of funds legally available for the payment of dividends by declaring an amount per share as a dividend. When and as dividends are declared, whether payable in cash, in property or in shares of stock or other securities of the Corporation, the holders of Common Stock shall be entitled to share, ratably according to the number of shares of Common Stock held by them, in such dividends;
(d)    the Board of Directors may cause dividends to be paid to the holders of shares of Performance Common Stock out of funds legally available for the payment of dividends by declaring an amount per share as a dividend. When and as dividends are declared, whether payable in cash, in property or in shares of stock or other securities of the Corporation, the holders of Performance Common Stock shall be entitled to share, ratably according to the number of shares of Performance Common Stock held by them, in such dividends; provided, that dividends shall not be declared on Performance Common Stock unless dividends are declared concurrently on Common Stock, and any per share dividend declared on Performance Common Stock shall in no case exceed the per share dividend declared on Common Stock at the time such dividends on the Performance Common Stock are declared;
(e)    in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of Common Shares shall be entitled to share, ratably according to the number of shares of Common Shares held by them, in all assets of the Corporation available for distribution to its stockholders;
(f)    except as otherwise required by the DGCL or provided in the resolution or resolutions of the Board of Directors or a duly authorized committee thereof establishing the terms of a series of Preferred Stock, no holder of Common Stock, as such, shall be entitled to vote on any amendment or alteration of this Certificate of Incorporation that alters, amends or changes the powers, preferences, rights or other terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other series of Preferred Stock, to vote thereon pursuant to this Certificate of Incorporation or pursuant to the DGCL; and
(g)    each share of Performance Common Stock shall be convertible into one (1) fully paid and non-assessable share of Common Stock upon the terms and conditions relating to the conversion of Performance Common Stock as set forth by the Board of Directors of the Corporation. The Corporation will at all times reserve and keep available, solely for the purpose of issue upon conversion of the outstanding shares of Performance Common Stock, such number of shares of Common Stock as shall be issuable upon the conversion of all such outstanding shares; provided, that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of the conversion of the outstanding shares of Performance Common Stock by delivery of shares of Common Stock which are held in the treasury of the Corporation. The Corporation covenants that if any shares of Common Stock, required to be reserved for purposes of conversion hereunder, require registration with or approval of any governmental authority under any federal or state law before such shares of Common Stock may be issued upon conversion, the Corporation will use its best efforts to cause such shares to be duly registered or approved, as the case may be. The Corporation will endeavor to list the shares of Common Stock required to be delivered upon conversion prior to such delivery upon each national securities exchange, if any, upon which the outstanding Common Stock is listed at the time of such delivery. The Corporation covenants that all shares of Common Stock which shall be issued upon conversion of the shares of Performance Common Stock will, upon issue, be fully paid and non-assessable and not entitled to any preemptive rights.

Preferred Stock. Shares of Preferred Stock may be issued in one or more series from time to time by the Board of Directors, and the Board of Directors is expressly authorized to fix by resolution or resolutions the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions thereof, of the shares of each series of Preferred Stock, including without limitation the following:
(a)    the distinctive serial designation of such series which shall distinguish it from other series;
(b)    the number of shares included in such series;
(c)    the dividend rate (or method of determining such rate) payable to the holders of the shares of such series, any conditions upon which such dividends shall be paid and the date or dates upon which such dividends shall be payable;
(d)    whether dividends on the shares of such series shall be cumulative and, in the case of shares of any series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall be cumulative;

(e)    the amount or amounts which shall be payable out of the assets of the Corporation to the holders of the shares of such series upon voluntary or involuntary liquidation, dissolution or winding up the Corporation, and the relative rights of priority, if any, of payment of the shares of such series;
(f)    the price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series may be redeemed, in whole or in part, at the option of the Corporation or at the option of the holder or holders thereof or upon the happening of a specified event or events;
(g)    the obligation, if any, of the Corporation to purchase or redeem shares of such series pursuant to a sinking fund or otherwise and the price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;
(h)    whether or not the shares of such series shall be convertible or exchangeable, at any time or times at the option of the holder or holders thereof or at the option of the Corporation or upon the happening of a specified event or events, into shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation, and the price or prices or rate or rates of exchange or conversion and any adjustments applicable thereto;
(i)    whether or not the holders of the shares of such series shall have voting rights, in addition to the voting rights provided by law, and if so, the terms of such voting rights; and
(j)    any other powers, preferences and rights and qualifications, limitations and restrictions not inconsistent with the DGCL.
No holder of shares of any class of stock of the Corporation shall have any preemptive or other right to subscribe for or purchase any shares of any class of stock of the Corporation, or any securities convertible into shares of stock of any class, which at any time may be issued or sold by the Corporation, other than such right, if any, as the Board of Directors in its discretion may determine.
Unless otherwise provided in the resolution or resolutions of the Board of Directors or a duly authorized committee thereof establishing the terms of a series of Preferred Stock, no holder of any share of Preferred Stock shall be entitled as of right to vote on any amendment or alteration of this Certificate of Incorporation to authorize or create, or increase the authorized amount of, any other class or series of Preferred Stock or any alteration, amendment or repeal of any provision of any other series of Preferred Stock that does not adversely affect in any material respect the rights of the series of Preferred Stock held by such holder.

Except as otherwise required by the DGCL or provided in the resolution or resolutions of the Board of Directors or a duly authorized committee thereof establishing the terms of a series of Preferred Stock, no holder of Common Stock, as such, shall be entitled to vote on any amendment or alteration of the Certificate of Incorporation that alters, amends or changes the powers, preferences, rights or other terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other series of Preferred Stock, to vote thereon pursuant to this Certificate of Incorporation or pursuant to the DGCL.

Subject to the rights of the holders of any series of Preferred Stock, the number of authorized shares of any class or series of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding shares of such class or series, voting together as a single class, irrespective of the provisions of Section 242(b)(2) of the DGCL or any corresponding provision hereafter enacted.
Except as otherwise provided as to any series of Preferred Stock in the terms of that series, no action of stockholders required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting of stockholders, without prior notice and without a vote, and the power of the stockholders to consent in writing to the taking of any action without a meeting is specifically denied, unless otherwise approved by a majority of the Board.

Unless otherwise provided in the resolution or resolutions of the Board of Directors or a duly authorized committee thereof establishing the terms of a series of Preferred Stock, no holder of any share of Preferred Stock shall, in such capacity, be entitled to bring a derivative action, suit or proceeding on behalf of the Corporation.

ARTICLE FIVE

Powers of Board of Directors; Meetings;
Corporate Books; Etc.

The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:
The number of directors of the Corporation shall be such as from time to time shall be fixed by, or in the manner provided in, the bylaws of the Corporation (the “Bylaws”). Election of directors need not be by ballot unless the Bylaws so provide.
In addition to those powers granted by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws, and to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation as permitted by the DGCL.
The Corporation may in its Bylaws confer powers upon its directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon them by the laws of the State of Delaware so long as not prohibited by the laws of the State of Delaware. No Bylaw shall invalidate any prior act of the directors which would have been valid if such Bylaw had not been adopted.

ARTICLE SIX

Certain Agreements and Transactions Permitted.
No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because such director’s or officer’s votes are counted for such purpose, if:
A. The material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

B. The material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or
C. The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders.
Common or interested directors may be counted in the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

ARTICLE SEVEN
Liability of Directors.
Directors of the Corporation shall have no personal liability to the Corporation or its stockholders for monetary damages for breach of a fiduciary duty as a director; provided that nothing contained in this Article Seven shall eliminate or limit the liability of a director: (i) for any breach of a director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, (iii) payments of unlawful distributions or unlawful stock repurchases or redemptions under Section 174 of the DGCL, or (iv) for any transaction from which a director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then by virtue of this Article Seven the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of this Article Seven by the stockholders of the Corporation or otherwise shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE EIGHT

Indemnification of Directors and Officers.
The Corporation, to the fullest extent permitted by the DGCL, as the same exists or may hereafter be amended, shall indemnify and hold harmless any person (each a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative, regulatory, arbitral or investigative (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is a legal representative, is or was a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, limited liability entity, joint venture, trust, other enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss (including judgments, fines and amounts paid in settlement) suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the foregoing sentence, the Corporation shall be required to indemnify a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person (other than Proceedings to enforce rights conferred by this Certificate of Incorporation or the Bylaws of the Corporation) only if the commencement of such Proceeding was authorized in the specific case by the Board of Directors. To the fullest extent permitted by the DGCL, as the same exists or may hereafter be amended, expenses (including attorneys’ fees) incurred by a Covered Person in defending any Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized hereby. The Corporation may, by action of the Board of Directors, provide indemnification to employees and agents of the Corporation or its subsidiaries with the same (or lesser) scope and effect as the foregoing indemnification of directors and officers.
The right to indemnification and the payment of expenses incurred in defending a Proceeding in advance of its final disposition conferred in this Article Eight shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, Bylaw, agreement, contract, vote of stockholders or disinterested directors, or otherwise.
The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article Eight, the DGCL or otherwise.
No amendment to or repeal of all or any part of this Article Eight shall adversely affect any right or protection existing at the time of such repeal or amendment.
ARTICLE NINE

Reservation of Right to Amend
Certificate of Incorporation.
The Corporation reserves the right to repeal, alter or amend this Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. No repeal, alteration or amendment of this Certificate of Incorporation shall be made unless the same is first approved by the Board of Directors of the Corporation pursuant to a resolution adopted by the directors then in office in accordance with the Bylaws and applicable law and thereafter approved by the stockholders in accordance with the Bylaws and applicable law.

ARTICLE TEN
Compromises with Creditors and/or Stockholders.
Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of the DGCL or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of the DGCL order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.
ARTICLE ELEVEN
Business Combinations with Interested Stockholders.
The Corporation has expressly elected not to be governed under Section 203 of the DGCL.

IN WITNESS WHEREOF, this Corporation has caused this Amended and Restated Certificate of Incorporation to be signed on its behalf by ________________, its ________________, this ___ day of __________, 2014.
NORTHSTAR ASSET MANAGEMENT GROUP INC.

By     _____________________________________________
    Name:
Title: